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                       [DELOITTE & TOUCHE LLP LETTERHEAD]


August 19, 1999



Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C.  20549


Dear Sirs/Madams:

We have read and agree with the comments in Item 4(a) of Form 8-K of California Culinary Academy dated August 18, 1999.

Yours truly,

/s/ Deloitte & Touche LLP